UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2015

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On February 24, 2015, Huntington Bancshares Incorporated (Huntington) announced the signing of a definitive agreement for Huntington National Bank to purchase Bloomfield Hills, Michigan-based Macquarie Equipment Finance, Inc. With approximately $500 million of annual originations, Macquarie Equipment Finance, Inc. is the largest standalone, vendor independent provider of specialized technology financing with customer-centric asset management services in the United States.

Huntington will acquire Macquarie Equipment Finance, Inc.’s U.S. business from its ultimate parent company, Sydney, Australia-based Macquarie Group Ltd. Under the terms of the agreement, Huntington will acquire approximately $900 million of assets and assume approximately $630 million of debt, securitizations, and other liabilities for an estimated premium of $155 million, determined by gross lease assets on the day of close. The acquisition is expected to be accretive to Huntington’s earnings in the first year and is anticipated to be completed by March 31, 2015.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

February 24, 2015	By:	Howell D. McCullough III

Name: Howell D. McCullough III
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	News release of Huntington Bancshares Incorporated, dated February 24, 2015.